EXHIBIT 10.25

DESCRIPTION OF TERMS OF 2015 ANNUAL LTIP AWARDS

The description of the performance criteria and other terms of the 2015 annual LTIP units awards for the executive officers of Washington Prime Group Inc. (the “Company”) is incorporated herein by reference to the Company’s Form 8-K filed on April 2, 2015. In addition to the dollar amount of 2015 annual LTIP unit awards (as a multiple of 2015 annual base salary) at maximum for each of the Company’s named executive officers, its principal executive officer and its principal financial officer, which also are described in and incorporated herein by reference to the Form 8-K, the dollar amount of 2015 annual LTIP unit awards at maximum for the Company’s two other executive officers is as follows: Executive Vice President – Legal and Compliance – $375,000 (100% of 2015 annual base salary), and Chief Accounting Officer and Senior Vice President – Finance – $213,750 (75% of 2015 annual base salary). The maximum number of 2015 annual LTIP units that can be earned by each individual will be determined by dividing such dollar amount by the average trading price of the Company’s common shares during the last 15 trading days of 2015. The number of earned units will depend on the achievement of the performance criteria described in the Form 8-K.